UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 1, 2013
Date of Report (Date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On November 1, 2013, Forest Laboratories, Inc. (the “Company”) implemented the Forest Corporate Officer Severance Benefit Plan (the “Severance Plan”) for certain of the Company’s corporate officers including the Company’s Named Executive Officers (as defined in Item 402(a) of Regulation S-K) but excluding the Chief Executive Officer (“CEO”).

The Severance Plan provides that an Eligible Employee (which is defined in the Severance Plan to include executive employees of the Company with the title of Vice President or above (other than the CEO)) who is subject to a Termination Without Cause or who resigns for Good Reason (each term as defined in the Severance Plan) will be entitled to receive a lump sum cash severance payment equal to his or her Base Pay, subject to certain offsets.  Base Pay is defined as the sum of an Eligible Employee’s (A) annual base salary as of the termination date, and (B) the greater of such Eligible Employee’s (x) annual cash target bonus for the most recently completed fiscal year for which annual bonuses have been determined, or (y) average annual cash bonus for the three (3) most recently completed fiscal years for which annual bonuses have been determined. Payments under the Severance Plan will be reduced on a dollar for dollar basis (but not below zero) to the extent an Eligible Employee receives certain cash severance payments under an employment agreement, offer letter or other individual agreement with the Company, or receives payments or benefits under the federal Worker Adjustment Retraining And Notification Act and/or any state plant or facility closing or mass layoff law.  In addition, Eligible Employees and their families will also be entitled to receive continued medical benefits for a one year period and, at the Plan Administrator’s (as defined in the Severance Plan) sole discretion, Eligible Employees also may be provided with outplacement counseling services.

The foregoing summary of the Severance Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Severance Plan, which is attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits:

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description
10.1	Forest Corporate Officer Severance Benefit Plan and Summary Plan Description.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November  4, 2013

Forest Laboratories, Inc.
(Registrant)

/s/Francis I. Perier, Jr.
Francis I. Perier, Jr.
Executive Vice President Finance & Administration and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Forest Corporate Officer Severance Benefit Plan and Summary Plan Description.